EXHIBIT 2.2

                               AGREEMENT OF MERGER

                                       OF

                        LOUISIANA BANK AND TRUST COMPANY

                                      INTO

                      BRITTON & KOONTZ FIRST NATIONAL BANK

         This Agreement of Merger (this "Bank Merger Agreement") is made and entered into as of this 1st day of December, 2000, between Louisiana Bank and Trust Company, a bank chartered under the laws of the State of Louisiana and domiciled at Baton Rouge, Louisiana (the "Bank"), and Britton & Koontz First National Bank, a national banking association domiciled at Natchez, Mississippi ("B&K Bank" or the "Receiving Association").

         WHEREAS, the respective Boards of Directors of the Bank and B&K Bank (collectively called the "Merging Associations") deem it advisable that the Bank be merged with and into B&K Bank (the "Bank Merger"), as provided in this Bank Merger Agreement and in the Agreement and Plan of Merger, dated August 25, 2000 (the "Acquisition Agreement"), between Britton & Koontz Capital Corporation ("B&K"), a Mississippi corporation of which B&K Bank is a wholly-owned subsidiary, and B&K Bank, on the one hand, and Louisiana Bancshares, Inc., a Louisiana corporation ("Holding Company") of which the Bank is a wholly-owned subsidiary, and the Bank, on the other hand, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Bank Merger; and

         WHEREAS, the respective Boards of Directors of the Merging Associations desire to enter into this Bank Merger Agreement and submit it to their respective sole shareholders for approval in the manner required by law and, subject to such approval and to approval by the necessary regulatory authorities including, but not limited to, the Office of the Comptroller of the Currency of the United States (the "OCC") being duly given and to such other approvals as may be required by law, to effect the Bank Merger, all in accordance with the provisions of this Bank Merger Agreement and the Acquisition Agreement;

         NOW THEREFORE, in consideration of the mutual benefits to be derived from the Acquisition Agreement, this Bank Merger Agreement and the Bank Merger, the parties hereto agree as follows:

         1. The Bank Merger. At the Effective Time (as defined in Section 2 hereof), the Bank will be merged with and into B&K Bank under the Articles of Association of B&K Bank, as amended, existing Charter No. 13722, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. ss.215a-1. At the Effective Time, B&K Bank, the Receiving Association, will continue to be a national banking association, and its business will continue to be conducted at its main office in Natchez, Mississippi, and at its legally established branches (including, without limitation, the legally established offices from which the Bank conducted business immediately prior to the


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Effective Time).  The Articles of Association of B&K Bank will not be altered or amended by virtue of the Bank Merger, and the incumbency of the directors and officers of B&K Bank will not be affected by the Bank Merger; provided, however, that by virtue of the Bank Merger Mr. R. Andrew Patty, II and Vinod K. Thukral, Ph.D., formerly directors of the Bank, shall become directors of B&K Bank.

         2. Effective Time. The Bank Merger will become effective at the time specified or permitted in a certificate or other written record issued by the OCC (the "Effective Time").

         3. Cancellation of Capital Stock of Bank. At the Effective Time, by virtue of the Bank Merger, all shares of the capital stock of the Bank will be canceled.

         4. Capital Stock of the Receiving Association. The shares of the capital stock of B&K Bank, the Receiving Association, issued and outstanding immediately prior to the Effective Time will, at the Effective Time, continue to be issued and outstanding, and no additional shares of B&K Bank will be issued as a result of the Bank Merger. At the Effective Time, the amount of capital stock of B&K Bank, the Receiving Association, will be $2,000,000 divided into 200,000 shares of common stock, par value $10.00 per share.

         5. Assets and Liabilities of the Merging Associations. At the Effective Time, the corporate existence of the Bank will be merged into and continued in B&K Bank, the Receiving Association, and such Receiving Association will be deemed to be the same corporation as the Bank. All rights, franchises, and interests of the Bank in and to every type of property (real, personal and mixed) and choses in action will be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any writing or other action. The Receiving Association, upon consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, will hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Bank at the time of the Bank Merger, subject to the conditions specified in 12 U.S.C. ss.215a(f). The Receiving Association will, from and after the Effective Time, be liable for all liabilities of the Bank.

         6. Shareholder Approval; Conditions; Filing. This Bank Merger Agreement will be submitted to the sole shareholders of the Merging Associations for ratification and confirmation in accordance with applicable provisions of law. The obligations of the Merging Associations to effect the Bank Merger will be subject to all the terms and conditions of the Acquisition Agreement. If the shareholders of the Merging Associations ratify and confirm this Bank Merger Agreement, then the fact of such approval will be certified hereon by the Secretary of each of the Merging Associations and this Bank Merger Agreement, so approved and certified, will, as soon as is practicable, be signed and acknowledged by the President of each of them. As soon as may be practicable thereafter, this Bank Merger Agreement, so certified, signed and acknowledged, will be delivered to the OCC for filing in the manner required by law.


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         7. Miscellaneous.  This Bank Merger Agreement may, at any time prior to the Effective Time, be amended or terminated as provided in the Acquisition Agreement. This Bank Merger Agreement may be executed in counterparts, each of which will be deemed to constitute an original. This Bank Merger Agreement will be governed and interpreted in accordance with federal law and the internal laws of the State of Louisiana without regard to its conflict of laws provisions. This Bank Merger Agreement may be assigned only to the extent that the party seeking to assign it is permitted to assign its interests in the Acquisition Agreement, and subject to the same effect as any such assignment. The headings in this Bank Merger Agreement are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Bank Merger Agreement.

         This Bank Merger Agreement has been executed by a majority of the directors of each of the Merging Associations, as of the day and year first written above.


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                          FOR THE BOARD OF DIRECTORS OF

                        LOUISIANA BANK AND TRUST COMPANY

                   (the undersigned constituting not less than
                      a majority of the Directors thereof):


/s/ John S. Sylvest                      /s/ Thomas A. Sylvest
--------------------------------        ------------------------------------
John S. Sylvest                         Thomas A. Sylvest


/s/ S. Allen Harris III                 /s/ R. Andrew Patty II
--------------------------------        ------------------------------------
S. Allen Harris III                     R. Andrew Patty II


/s/ Dale J. Matherne                    /s/ Vinod K. Thukral, Ph.D.
--------------------------------        ------------------------------------
Dale J. Matherne                        Vinod K. Thukral, Ph.D.


/s/ Robert M. Coleman III
--------------------------------
Robert M. Coleman III


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                          FOR THE BOARD OF DIRECTORS OF

                      BRITTON & KOONTZ FIRST NATIONAL BANK

                   (the undersigned constituting not less than
                      a majority of the Directors thereof):


/s/ W. J. Feltus III                    /s/ A. J. Ferguson
---------------------------------       ------------------------------------
W. J. Feltus III                        A. J. Ferguson


/s/ C. H. Kaiser, Jr.                   /s/ Bazile R. Lanneau, Jr.
---------------------------------       ------------------------------------
C. H. Kaiser, Jr.                        Bazile R. Lanneau, Jr.


/s/ Albert W. Metcalfe                  /s/ W. Page Ogden
---------------------------------       ------------------------------------
Albert W. Metcalfe                      W. Page Ogden


/s/ W. W. Allen, Jr.                    /s/ Bethany L. Overton
---------------------------------       ------------------------------------
W. W. Allen, Jr.                        Bethany L. Overton


/s/ Craig A. Bradford                   /s/ Robert R. Punches
---------------------------------       ------------------------------------
Craig A. Bradford                       Robert R. Punches


/s/ James J. Cole
---------------------------------
James J. Cole


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                         Certificate of the Secretary of

                        Louisiana Bank and Trust Company

                            (a Louisiana state bank)


         I hereby certify that I am the duly elected Secretary of Louisiana Bank and Trust Company, a Louisiana state bank, presently serving in such capacity and that the foregoing Bank Merger Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the sole shareholder of Louisiana Bank and Trust Company.

Certificate dated November 28, 2000.

                                                 /s/ S. Allen Harris III
                                                 ------------------------------
                                                 S. Allen Harris III, Secretary




                         Certificate of the Secretary of

                      Britton & Koontz First National Bank

                        (a national banking association)


         I hereby certify that I am the duly elected Secretary of Britton & Koontz First National Bank, National Association, a national banking association, presently serving in such capacity and that the foregoing Bank Merger Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the sole shareholder of Britton & Koontz First National Bank, National Association.

Certificate dated November 28, 2000.

                                                 /s/ Albert W. Metcalfe
                                                 ------------------------------
                                                 Albert W. Metcalfe, Secretary




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                               Execution by Banks

         Considering the approval of this Bank Merger Agreement by the sole shareholders of the parties hereto, as certified above, this Bank Merger Agreement is executed by such parties, acting through their respective Presidents, this 28th day of November, 2000.

                                           LOUISIANA BANK AND TRUST COMPANY

                                           By: /s/ John S. Sylvest
                                           ------------------------------------
                                           John S. Sylvest, President


Attest:


/s/ S. Allen Harris III
------------------------------
S. Allen Harris III, Secretary

                                           BRITTON & KOONTZ FIRST NATIONAL BANK

                                           By: /s/ W. Page Ogden
                                           ------------------------------------
                                           W. Page Ogden, President


Attest:


/s/ Albert W. Metcalfe
------------------------------
Albert W. Metcalfe, Secretary


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                              Acknowledgement as to

                        Louisiana Bank and Trust Company

State of Louisiana                          )
                                            )
Parish of East Baton Rouge                  )


         BEFORE ME, the undersigned authority, personally came and appeared John
S. Sylvest who, being duly sworn, declared and acknowledged before me that he is the President of Louisiana Bank and Trust Company and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.

                                                  /s/ John S. Sylvest
                                                  ----------------------------
                                                  John S. Sylvest

Sworn to and subscribed before me this 28th day of November, 2000.


/s/ by Notary Public
NOTARY PUBLIC


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                              Acknowledgment as to

                      Britton & Koontz First National Bank

State of Mississippi                        )
                                            )
County of Adams                             )


         BEFORE ME, the undersigned authority, personally came and appeared W. Page Ogden who, being duly sworn, declared and acknowledged before me that he is the President of Britton & Koontz First National Bank and that in such capacity he was duly authorized to and did execute the foregoing Bank Merger Agreement on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.

                                                  /s/ W. Page Ogden
                                                  --------------------------
                                                  W. Page Ogden

Sworn to and subscribed before me this 28th day of November, 2000.


/s/ by Notary Public
NOTARY PUBLIC


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